                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                         ------------------------------


                                   FORM 8-K/A

                                 CURRENT REPORT



                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                                December 9, 1999
                             -----------------------
                                 Date of Report
                             (Date of earliest event
                                    reported)



                                IMAGEX.COM, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


         Washington                    0-78271                91-1727170
----------------------------        -----------           ------------------
(State or other jurisdiction        (Commission             (IRS Employer
     of incorporation)                File No.)           Identification No.)


                        10800 N.E. 8th Street, Suite 200
                           Bellevue, Washington 98004
          ------------------------------------------------------------
          (Address of principal executive offices, including zip code)


                                 (425) 452-0011
              ----------------------------------------------------
              (Registrant's telephone number, including area code)

     This Amendment No. 1 to the Current Report on Form 8-K dated December 22, 1999 of ImageX.com, Inc. ("ImageX") relates to ImageX's completion of an acquisition of 100% of Printbid.com, Inc., an Oregon corporation ("Printbid"), pursuant to an Agreement and Plan of Merger dated November 17, 1999, as amended November 30, 1999, among the Company, Orcas Acquisition Corp., an Oregon corporation and wholly owned subsidiary of the Company, and Printbid (the "Merger Agreement"). The purpose of this amendment is to amend Item 7 to provide the financial statements of Printbid required by Item 7(a) of Form 8-K and the pro forma audited financial information required by Item 7(b) of Form 8-K, which information was impracticable to provide at the time ImageX filed the Current Report on Form 8-K dated December 22, 1999.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

     (a) FINANCIAL STATEMENTS OF BUSINESS ACQUIRED

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors
and Shareholders of
ImageX.com, Inc.

     In our opinion, the accompanying balance sheet and the related statements of operations, shareholders' equity (deficit) and cash flows present fairly, in all material respects, the financial position of PrintBid.com, Inc. (a company in the development stage) (the "Company"), at December 31, 1998 and the results of its operations and its cash flows for the period from inception (June 10, 1998) to December 31, 1998 in conformity with accounting principles generally accepted in the United States. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with auditing standards generally accepted in the United States which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

                                          PRICEWATERHOUSECOOPERS LLP

PORTLAND, OREGON
December 30, 1999

                               PRINTBID.COM, INC.
                      (A COMPANY IN THE DEVELOPMENT STAGE)

                                 BALANCE SHEET

                                                              DECEMBER 31,    SEPTEMBER 30,
                                                                  1998            1999
                                                              ------------    -------------
                                                                               (UNAUDITED)
                                          ASSETS
Current assets
  Cash and cash equivalents.................................    $ 84,038       $   171,521
  Prepaid expenses..........................................      57,678            90,524
                                                                --------       -----------
          Total current assets..............................     141,716           262,045
  Property and equipment, net...............................       8,124           100,231
                                                                --------       -----------
                                                                $149,840       $   362,276
                                                                ========       ===========

                      LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)
Current liabilities
  Accounts payable..........................................    $ 15,994       $   131,408
  Accrued liabilities.......................................                        17,433
                                                                --------       -----------
          Total current liabilities.........................      15,994           148,841
Other liabilities
  Accrued interest..........................................       1,200            24,607
  Subordinated Convertible Notes, net of discount of $32,777
     and $480,279 (unaudited), respectively.................     142,223           509,484
                                                                --------       -----------
          Total liabilities.................................     159,417           682,932
                                                                --------       -----------
Commitments
Shareholders' equity (deficit)
  Preferred stock, $.01 par value: 5,000,000 shares
     authorized: no shares issued and outstanding...........
  Common stock, $.01 par value: 10,000,000 shares
     authorized: 2,065,000 and 1,898,334 (unaudited) shares
     issued and outstanding, respectively...................      20,650            18,983
  Additional paid-in capital................................     338,934         3,823,267
  Unearned compensation.....................................      (5,133)       (1,917,521)
  Deficit accumulated during the development stage..........    (364,028)       (2,245,385)
                                                                --------       -----------
          Total shareholders' equity (deficit)..............      (9,577)         (320,656)
                                                                --------       -----------
          Total liabilities and shareholders' equity
             (deficit)......................................    $149,840       $   362,276
                                                                ========       ===========

The accompanying notes are an integral part of these financial statements.

                               PRINTBID.COM, INC.
                      (A COMPANY IN THE DEVELOPMENT STAGE)

                            STATEMENT OF OPERATIONS

                                      PERIOD FROM     PERIOD FROM
                                       INCEPTION       INCEPTION      NINE MONTH
                                       (JUNE 10,       (JUNE 10,        PERIOD
                                        1998) TO       1998) TO          ENDED
                                      DECEMBER 31,   SEPTEMBER 30,   SEPTEMBER 30,   CUMULATIVE
                                          1998           1998            1999        AMOUNTS(1)
                                      ------------   -------------   -------------   -----------
                                                      (UNAUDITED)     (UNAUDITED)    (UNAUDITED)
Operating Expenses
  General and administrative........   $ 136,362       $  74,918      $   811,255    $   947,617
  Sales and marketing...............      24,549          21,834          188,892        213,441
  Product development...............     198,735         196,140          204,957        403,692
  Amortization of unearned
     compensation...................       1,467             917          595,837        597,304
                                       ---------       ---------      -----------    -----------
     Loss from operations...........    (361,113)       (293,809)      (1,800,941)    (2,162,054)
                                       ---------       ---------      -----------    -----------
Other income (expense)
  Other income......................                                        1,998          1,998
  Interest income...................          89                                              89
  Interest expense..................      (3,004)                         (82,414)       (85,418)
                                       ---------       ---------      -----------    -----------
     Total other income (expense)...      (2,915)                         (80,416)       (83,331)
                                       ---------       ---------      -----------    -----------
Net loss............................   $(364,028)      $(293,809)     $(1,881,357)   $(2,245,385)
                                       =========       =========      ===========    ===========

-------------------------
(1) From June 10, 1998 (date of inception) through September 30, 1999.

The accompanying notes are an integral part of these financial statements.

                               PRINTBID.COM, INC.
                      (A COMPANY IN THE DEVELOPMENT STAGE)

                  STATEMENT OF SHAREHOLDERS' EQUITY (DEFICIT)

                                                                                        DEFICIT
                                                                                      ACCUMULATED
                                       COMMON STOCK       ADDITIONAL                  DURING THE
                                    -------------------    PAID-IN       UNEARNED     DEVELOPMENT
                                     SHARES     AMOUNT     CAPITAL     COMPENSATION      STAGE         TOTAL
                                    ---------   -------   ----------   ------------   -----------   -----------
Issuance of common stock to
  founder.........................    660,000   $ 6,600                                             $     6,600
Unearned compensation related to
issuance of common stock to
founder...........................    660,000     6,600                $    (6,600)
Amortization of unearned
  compensation....................                                           1,467                        1,467
Issuance of common stock, subject
  to repurchase, to advisors......    330,000     3,300   $   52,553                                     55,853
Issuance of common stock in
  exchange for services...........    415,000     4,150      251,800                                    255,950
Issuance of common stock warrants
  related to Series A convertible
  debt............................                            34,581                                     34,581
Net loss..........................                                                    $ (364,028)      (364,028)
                                    ---------   -------   ----------   -----------    -----------   -----------
Balances at December 31, 1998.....  2,065,000    20,650      338,934        (5,133)     (364,028)        (9,577)
Repurchase of common stock
  (unaudited).....................   (166,666)   (1,667)                                                 (1,667)
Compensation expense related to
  issuance of common stock options
  to consultants (unaudited)......                           338,820                                    338,820
Issuance of common stock warrants
  in exchange for services
  (unaudited).....................                            32,854                                     32,854
Issuance of common stock warrants
  related to Series A convertible
  notes (unaudited)...............                           516,746                                    516,746
Unearned compensation related to
  issuance of common stock options
  to employees (unaudited)........                         2,508,225    (2,508,225)
Amortization of unearned
  compensation (unaudited)........                                         595,837                      595,837
Compensation related to common
  stock, subject to repurchase,
  issued to advisors
  (unaudited).....................                            87,688                                     87,688
Net loss (unaudited)..............                                                    (1,881,357)    (1,881,357)
                                    ---------   -------   ----------   -----------    -----------   -----------
Balances at September 30, 1999
  (unaudited).....................  1,898,334   $18,983   $3,823,267   $(1,917,521)   $(2,245,385)  $  (320,656)
                                    =========   =======   ==========   ===========    ===========   ===========

The accompanying notes are an integral part of these financial statements.

                               PRINTBID.COM, INC.
                      (A COMPANY IN THE DEVELOPMENT STAGE)

                            STATEMENT OF CASH FLOWS

                                              PERIOD FROM      PERIOD FROM
                                               INCEPTION        INCEPTION
                                               (JUNE 10,        (JUNE 10,       NINE MONTH
                                                1998) TO        1998) TO       PERIOD ENDED
                                              DECEMBER 31,    SEPTEMBER 30,    SEPTEMBER 30,    CUMULATIVE
                                                  1998            1998             1999         AMOUNTS(1)
                                              ------------    -------------    -------------    -----------
                                                               (UNAUDITED)      (UNAUDITED)     (UNAUDITED)
Cash flows from operating activities
Net loss....................................   $(364,028)       $(293,809)      $(1,881,357)    $(2,245,385)
  Adjustments to reconcile net loss to net
    cash used in operating activities
      Depreciation and amortization.........                                          3,244           3,244
      Amortization of discount on
         convertible notes..................       1,804                             59,007          60,811
      Non-cash compensation expense.........      60,620           33,532         1,022,345       1,082,965
      Services exchanged for stock..........     251,800          249,713                           251,800
      Services exchanged for convertible
         notes..............................                                        117,000         117,000
      Services exchanged for common stock
         warrants...........................                                         32,854          32,854
      Change in operating assets and
         liabilities........................                                                             --
         Prepaid expenses...................     (32,678)                           (32,846)        (65,524)
         Accounts payable...................      15,994            6,602           115,414         131,408
         Accrued liabilities................                                         17,433          17,433
         Accrued interest...................       1,200                             23,407          24,607
                                               ---------        ---------       -----------     -----------
         Net cash used in operating
           activities.......................     (65,288)          (3,962)         (523,499)       (588,787)
                                               ---------        ---------       -----------     -----------
Cash flows from investing activities
  Purchase of property and equipment........      (8,124)                           (95,351)       (103,475)
                                               ---------        ---------       -----------     -----------
Cash flows from financing activities
  Proceeds from issuance of common stock....       7,450            7,450                             7,450
  Proceeds from issuance of subordinated
    convertible notes.......................     150,000                            708,000         858,000
  Repurchase of common stock................                                         (1,667)         (1,667)
                                               ---------        ---------       -----------     -----------
         Net cash provided by financing
           activities.......................     157,450            7,450           706,333         863,783
                                               ---------        ---------       -----------     -----------
Net increase in cash and cash equivalents...      84,038            3,488            87,483         171,521
Cash and cash equivalents at beginning of
  period....................................                                         84,038          84,038
                                               ---------        ---------       -----------     -----------
Cash and cash equivalents at end of
  period....................................   $  84,038        $   3,488       $   171,521     $   255,559
                                               =========        =========       ===========     ===========
Supplemental disclosures of cash flow
  information:
  Issuance of common stock warrants issued
    in conjunction with convertible notes...   $  34,581                        $   516,746     $   551,327
                                               =========                        ===========     ===========
  Convertible notes issued in exchange for
    services to be performed................   $  25,000                                        $    25,000
                                               =========                                        ===========
  Deferred compensation.....................   $   6,600        $   6,600       $ 2,508,225     $ 2,514,825
                                               =========        =========       ===========     ===========
  Issuance of common stock..................   $   6,600        $   6,600                       $     6,600
                                               =========        =========                       ===========
  Issuance of common stock warrants for
    services to be performed................                                    $    32,584     $    32,584
                                                                                ===========     ===========

-------------------------
(1) From June 30, 1998 (date of inception) through September 30, 1999.

The accompanying notes are an integral part of these financial statements.

                               PRINTBID.COM, INC.
                      (A COMPANY IN THE DEVELOPMENT STAGE)

                         NOTES TO FINANCIAL STATEMENTS

1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

NATURE OF BUSINESS

     PrintBid.com, Inc. (the Company) was incorporated in the State of Oregon on June 10, 1998. The Company is developing an Internet-based site for the business-to-business market in which businesses seeking printing services are matched to printing service providers. In addition, the Company is developing an auction site on the Internet for sales of paper and other printing supplies. The business users will pay fees for such services and products. Through September 30, 1999, the Company has been in the development stage and is engaged primarily in site development, recruiting personnel and raising capital.

     The unaudited interim financial statements as of September 30, 1999 and for the period from inception (June 10, 1998) to September 30, 1998 and the nine-month period ended September 30, 1999 have been prepared in accordance with generally accepted accounting principles for interim financial information. Accordingly, they do not include all of the information and disclosures required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation have been included. Operating results for the nine-month period ended September 30, 1999 are not necessarily indicative of the results that may be expected for the year ending December 31, 1999.

     On December 9, 1999, the Company merged with ImageX.com, Inc. (See note 8).

CASH AND CASH EQUIVALENTS

     The Company generally considers all highly liquid debt instruments purchased with original or remaining maturities of three months or less at the date of purchase to be cash equivalents.

     Cash and cash equivalents are invested in deposits with a major bank. The Company has not experienced any losses on its deposit of cash and cash equivalents. Management believes that the bank is financially sound and minimal credit risk exists.

PROPERTY AND EQUIPMENT

     Property and equipment are stated at cost and are depreciated using the straight-line method over the estimated useful lives of the assets (see table below). Gains and losses from the disposal of property and equipment are reflected in the statement of operations in the year of disposition. Expenditures for additions and improvements are capitalized and expenditures for maintenance and repairs are charged to expense as incurred.

     Estimated useful lives:

                        ASSET CLASS                           SERVICE LIVES
                        -----------                           -------------
Computers and telecommunications equipment..................     5 years
Furniture and fixtures......................................     7 years
Purchased software..........................................     3 years

                               PRINTBID.COM, INC.
                      (A COMPANY IN THE DEVELOPMENT STAGE)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

CONVERTIBLE DEBT WITH WARRANTS

     Convertible debt with detachable warrants is shown in the financial statements net of the unamortized debt discount. Upon debt issuance, a discount is recorded equivalent to the fair value of the warrants. The fair value of the warrants is determined using the Black Scholes pricing model. The debt discount is amortized using the effective interest method.

STOCK-BASED COMPENSATION

     The Company accounts for stock-based compensation related to employees using the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees. Compensation cost for stock options, if any, is measured as the excess of the fair value of the Company's stock at the date of grant over the amount an employee must pay to acquire the stock and is recorded as compensation over the requisite vesting periods. Restricted stock is recorded as compensation cost over the requisite vesting periods based on the fair value on the date of grant. Fair value has been estimated based on a number of factors, including, among other things, appraisals by an outside valuation firm, equity transactions, and proposed equity transactions with unrelated third parties.

     Statement of Financial Accounting Standards (SFAS) No. 123 "Accounting for Stock-Based Compensation" established accounting and disclosure requirements using a fair-value-based method of accounting for stock-based compensation plans. The Company has adopted the disclosure requirements of SFAS No. 123 with respect to employee stock compensation. With respect to stock-based compensation to non-employees, the Company has adopted the accounting and disclosure requirements of SFAS No. 123. Stock issued for services is recorded at the fair value of the services rendered or fair value of the stock at the date of grant at whichever value is more readily determinable. Restricted stock is recorded as compensation cost over the requisite vesting periods based on the estimated fair value of the stock at each date the restriction lapses. Fair value for stock and restricted stock issued to non-employees has been estimated based on a number of factors, including, among other things, appraisals by an outside valuation firm, equity transactions and proposed equity transactions with unrelated third parties. The fair value of stock options issued to non-employees is determined using the Black Scholes method and recorded as compensation over the requisite vesting periods. For purposes of determining fair value of non-employee options, the Company assumed no dividends, a risk-free interest rate of 5.20%, volatility of 61.4%, and an expected life equivalent to the term of the options.

PRODUCT DEVELOPMENT COSTS

     Product development costs, including expenses incurred by the Company to develop and enhance the Company's Internet site, are charged to expense as incurred.

ADVERTISING

     The Company expenses advertising costs at the first time the advertising take place. Advertising costs for the period from inception (June 10, 1998) to December 31, 1998, and the nine months ended September 30, 1999 (unaudited) were $16,340 and $104,091, respectively.

                               PRINTBID.COM, INC.
                      (A COMPANY IN THE DEVELOPMENT STAGE)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

INCOME TAXES

     The Company provides for deferred income taxes under the liability method. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to affect taxable income. A valuation allowance is recorded when it is more likely than not that the net deferred tax asset will not be recovered.

FAIR VALUE OF FINANCIAL INSTRUMENTS

     The Company's short-term financial instruments, including cash and cash equivalents, and accounts payable are carried at cost. The Company's short-term financial instruments approximate fair value due to their relatively short maturities. The carrying value of the Company's long-term financial instruments (convertible debt) approximate fair value as the interest rates approximate current market rates of similar debt.

USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and the disclosure of contingent assets and liabilities at the date of the financial statements, and that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NEW ACCOUNTING PRONOUNCEMENTS

     In March 1998, the American Institute of Certified Public Accountants, Accounting Standards Executive Committee issued Statement of Position 98-1, Accounting for the Costs of Computer Software Developed or Obtained for Internal Use. This Statement requires that once certain capitalization criteria have been met, the direct costs of developing or obtaining computer software for internal use be capitalized. The statement will be effective for fiscal years beginning after December 15, 1998. Effective January 1, 1999, the Company adopted this statement. As of September, 30, 1999, the Company had not capitalized any internal costs (unaudited).

                               PRINTBID.COM, INC.
                      (A COMPANY IN THE DEVELOPMENT STAGE)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

2. PROPERTY AND EQUIPMENT

     Property and equipment consists of the following:

                                                      DECEMBER 31,    SEPTEMBER 30,
                                                          1998            1999
                                                      ------------    -------------
                                                                       (UNAUDITED)
Computer and telecommunication equipment............     $8,124         $ 42,475
Furniture and fixtures..............................                      46,000
Purchased software..................................                      15,000
                                                         ------         --------
          Total.....................................      8,124          103,475
Less: Accumulated depreciation......................         --           (3,244)
                                                         ------         --------
                                                         $8,124         $100,231
                                                         ======         ========

3. OPERATING LEASE COMMITMENTS

     At December 31, 1998, and September 30, 1999 (unaudited), the Company had no lease commitments exceeding a term of one year.

4. INCOME TAXES

     At September 30, 1999, the Company had accumulated net operating loss carryforwards for tax purposes of approximately $1,380,000 (unaudited), which will expire through 2019. Utilization of net operating loss carryforwards may be subject to certain limitations under Section 382 of the Internal Revenue Code. The Company also has Research & Experimentation credit carryforwards of approximately $6,500 (audited) and $13,200 (unaudited) at December 31, 1998 and September 30, 1999, respectively, which will expire beginning in 2018 through 2019.

     Federal rate reconciliation:

                                                              DECEMBER 31,    SEPTEMBER 30,
                                                                  1998            1999
                                                              ------------    -------------
                                                                               (UNAUDITED)
Federal income tax benefit at statutory rate................      (34)%            (34)%
Change in valuation allowance...............................       34               34
                                                                  ---              ---
                                                                    0%               0%
                                                                  ===              ===

                               PRINTBID.COM, INC.
                      (A COMPANY IN THE DEVELOPMENT STAGE)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

     Deferred income taxes reflect the net tax effects of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax assets and liabilities are approximately as follows:

                                                              DECEMBER 31,    SEPTEMBER 30,
                                                                  1998            1999
                                                              ------------    -------------
                                                                               (UNAUDITED)
Deferred income tax assets:
  Tax loss carryforwards....................................                    $ 469,000
  R&E Credit carryforwards..................................   $   7,000           13,000
  Amortization..............................................     123,000           99,000
  Deferred compensation.....................................       1,000          203,000
                                                               ---------        ---------
                                                                 131,000          784,000
Deferred income tax liabilities:
  Depreciation..............................................                       (5,000)
                                                               ---------        ---------
                                                                 131,000          779,000
  Valuation allowance.......................................    (131,000)        (779,000)
                                                               ---------        ---------
  Net deferred tax assets...................................   $                $
                                                               =========        =========

5. CONVERTIBLE NOTES AND WARRANTS

SERIES A SUBORDINATED CONVERTIBLE NOTES

     In October 1998, the Board of Directors authorized the Company to issue up to $1,000,000 in convertible debt (Series A). During 1998, the Company received proceeds from various investors under these convertible debt agreements totaling $150,000. In addition, the Company issued convertible debt totaling $25,000 in exchange for services to be provided at a later date.

     Under the same terms as the convertible debt issued in 1998, the Company received an additional $708,000 in cash and $117,000 in services in exchange for convertible debt during the first nine months of 1999 (unaudited).

     The convertible notes accrue interest at 8% annually with interest and principal due in a single payment two years after issuance. As of December 31, 1998, notes and accrued interest maturing in the year 2000 totaled approximately $176,000. As of September 30, 1999, notes and accrued interest maturing in the years 2000 and 2001 totaled approximately $186,000 and $839,000, respectively (unaudited).

     The convertible note agreements contain a conversion option, which entitles the holder to convert the unpaid principal and interest into capital stock of the same issue and at the same price as the first equity financing issue of $2 million or more. The option to convert expires on the maturity date of the note. The Company may not redeem the notes prior to maturity. The convertible notes are subordinate to the repayment rights of all other debtors, except other subordinated note holders.

                               PRINTBID.COM, INC.
                      (A COMPANY IN THE DEVELOPMENT STAGE)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

WARRANTS

     Each of the above convertible debt agreements were issued with warrants at the ratio of $4 of debt per warrant totaling 43,750 warrants in 1998 (audited) and 206,250 in the first nine months of 1999 (unaudited). These warrants are exercisable at a variable rate equaling the lesser of $1 per share or the share price of the first round of financing of $2 million dollars or more. The warrants may be exercised any time after the $2 million financing is obtained and expire ten years after the date of grant.

SERIES B SUBORDINATED CONVERTIBLE NOTES (UNAUDITED)

     On August 27, 1999, the Board of Directors authorized the Company to issue an additional $500,000 of convertible notes under the same terms as the Series A convertible notes discussed above. As of September 30, 1999, the Company had issued no Series B notes.

6. SHAREHOLDERS EQUITY (DEFICIT)

PREFERRED STOCK

     Preferred stock may be issued in one or more series, each with such designations, preferences, rights, qualifications, limitations and restrictions as the Board of Directors of the Company may determine at the time of issuance. Upon incorporation of the Company, the Company authorized issuance of 5,000,000 shares of preferred stock. As of December 31, 1998, no preferred stock had been issued.

COMMON STOCK

     Upon incorporation, the Company authorized 10,000,000 shares of common stock. The Company reserved 250,000 and 125,000 shares of common stock for issuance of warrants relating to the Series A and Series B convertible debt, respectively.

COMMON STOCK ISSUED TO FOUNDER

     In June of 1998, upon formation of the Company, the Founder received 1,320,000 shares in exchange for certain technology and know-how. Of the shares issued, 660,000 were subject to repurchase for up to three years. These shares have been recorded at fair value at the date of issuance and the amount associated with the shares subject to repurchase has been deferred and is being amortized over the restriction period. 513,300 and 348,300 (unaudited) shares remain restricted at December 31, 1998 and September 30, 1999, respectively.

COMMON STOCK ISSUED TO ADVISORS

     In June of 1998, 330,000 restricted shares were issued to outside advisors to the Company. The Company may repurchase these shares at par value (.01) if the advisory relationship is terminated during the restriction period. Compensation costs associated with these shares, based on the fair value at the date of grant, are being recognized as expense over the restriction period. $52,553 and $87,688 was recognized from the date of inception to December 31, 1998 and for the nine months ended September 30, 1999, respectively. 265,833 and 42,501 (unaudited) shares remain restricted at December 31, 1998 and September 30, 1999, respectively.

                               PRINTBID.COM, INC.
                      (A COMPANY IN THE DEVELOPMENT STAGE)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

COMMON STOCK WARRANTS (UNAUDITED)

     In addition to the warrants issued in conjunction with the convertible debt discussed in Note 5, the Company issued 36,667 common stock warrants to a related party on June 25, 1999 in exchange for services. These warrants have the same terms as those issued in conjunction with the Series A convertible debt discussed above, except that the warrants expire after three years.

STOCK OPTION PLAN (UNAUDITED)

     In July 1999, the Company adopted the Stock Incentive Plan (the Plan). The Plan provides for the granting of stock options to employees, officers, directors and consultants of the Company. Options granted under the Plan may be either incentive stock options or nonqualified stock options. Incentive stock options (ISO) may be granted only to Company employees. Nonqualified stock options (NSO) may be granted to Company employees, officers, directors and consultants. Unless otherwise terminated in accordance with the provisions of the Plan, the Plan will terminate when all shares available for issuance under the Plan have been issued and all restrictions on such shares have lapsed or upon termination by the Board of Directors. The Company has reserved 2,400,000 shares of common stock for issuance under the Plan.

     For each option granted, the Board of Directors shall determine the number of shares, the option price, the period of the option, the time or times at which the option may be exercised and whether the option is an ISO or NSO, at the date of grant. The first options were granted in July 1999 with vesting periods up to 3 years, at exercise prices from $.01 to $.15. As of September 30, 1999, options totaling 1,203,650 shares had been granted and approximately 250,000 options had vested.

7. RELATED PARTY TRANSACTIONS

     The Company purchased management consulting services from a consulting firm owned by a significant shareholder of the Company. These consulting services for the period from inception (June 10, 1998) to December 31, 1998 totaled $15,000. The Company also purchased computer equipment from a shareholder of the Company totaling $2,893.

     In June 1999, as discussed in note 6, the Company issued 36,667 warrants to a significant shareholder in exchange for consulting services.

     In August 1999, the Company issued Series A convertible notes totaling $50,000 with 12,500 detachable warrants to a shareholder in exchange for online advertising. The Company also issued Series A convertible notes totaling $48,000 with 12,000 detachable warrants to two shareholders during May and August 1999 in exchange for cash. These notes, totaling $146,000 plus accrued interest, are due two years after issuance, unless converted to stock in accordance with the Series A subordinated convertible note agreement.

                               PRINTBID.COM, INC.
                      (A COMPANY IN THE DEVELOPMENT STAGE)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

8. SUBSEQUENT EVENTS

     On December 9, 1999, the Company merged with ImageX.com, Inc. (ImageX). The merger will be accounted for as a pooling of interests. Each share of the Company's common stock issued and outstanding prior to the merger was converted to a defined number of shares of ImageX stock as calculated per the merger agreement. Immediately prior to the closing of the merger the convertible notes were converted to a defined number of shares of the Company's common stock and subsequently exchanged for ImageX stock on the same basis as other shares of common stock. Each outstanding option or warrant to purchase shares of the Company's common stock was assumed by ImageX to constitute an option or warrant to purchase ImageX common stock with the same terms as were applicable to the original option or warrant.

     (b) PRO FORMA FINANCIAL INFORMATION

        UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

     The unaudited pro forma consolidated balance sheet has been prepared to reflect the acquisition of Printbid.com, Inc. using the pooling-of-interests method, at September 30, 1999. The unaudited pro forma consolidated statements of operations is based on individual historical results of operations of ImageX.com and subsidiaries and PrintBid for the year ended December 31, 1998 and for the nine months ended September 30, 1999, after giving effect to the acquisition of PrintBid as if the acquisition had occurred at the beginning of each of the periods presented.

     The unaudited pro forma consolidated financial statements should be read in conjunction with the historical financial statements and notes thereto of ImageX.com and PrintBid. The pro forma consolidated financial statements are presented for illustrative purposes only and are not necessarily indicative of results of operations that would have actually occurred had the acquisition of PrintBid been effected on the dates assumed.

                                IMAGEX.COM, INC.

                     PRO FORMA CONSOLIDATED BALANCE SHEETS
                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                                              DECEMBER 31,   DECEMBER 31,   SEPTEMBER 30,
                                                                  1997           1998           1999
                                                              ------------   ------------   -------------
                                                                                             (UNAUDITED)
                                                 ASSETS
Current assets:
  Cash and cash equivalents.................................    $   186        $    967        $27,427
  Accounts receivable (net of allowance for doubtful
    accounts of $15 and $140 at December 31, 1998 and
    September 30, 1999, respectively).......................         19             234          3,319
  Inventories...............................................                                       723
  Prepaid expenses..........................................                         58          1,051
                                                                -------        --------        -------
         Total current assets...............................        205           1,259         32,520
Restricted cash.............................................                         25             25
Property and equipment, net.................................        694           1,140          5,273
Goodwill, net...............................................                                     2,266
Other assets................................................         39              45          2,028
                                                                -------        --------        -------
         Total assets.......................................    $   938        $  2,469        $42,112
                                                                =======        ========        =======

                     LIABILITIES, MANDATORILY REDEEMABLE CONVERTIBLE PREFERRED STOCK
                                   AND SHAREHOLDERS' EQUITY (DEFICIT)
Current liabilities:
  Current portion of notes payable..........................    $   300        $    453
  Line of credit payable....................................                         96
  Accounts payable..........................................        450             762        $ 3,151
  Accrued liabilities.......................................         71             241          1,211
                                                                -------        --------        -------
         Total current liabilities..........................        821           1,552          4,362
Notes payable, net of current portion.......................        300             454            534
                                                                -------        --------        -------
         Total liabilities..................................      1,121           2,006          4,896
                                                                -------        --------        -------
Commitments
Series B mandatorily redeemable convertible preferred stock,
  $0.01 par value; 3,500,000 shares authorized, issued and
  outstanding; aggregate liquidation preference of $3,500...      3,459           3,459
Series C mandatorily redeemable convertible preferred stock,
  $0.01 par value; 4,040,000 shares authorized, 4,000,000
  issued and outstanding; aggregate liquidation preference
  of $6,000.................................................                      5,109
Series D mandatorily redeemable convertible preferred stock,
  $0.01 par value; 1,925,000 shares authorized, 1,385,493
  issued and outstanding, respectively; aggregate
  liquidation preference of $2,771..........................                      2,635
Series E mandatorily redeemable convertible preferred stock,
  $0.01 par value; 11,904,762 shares authorized
Value ascribed to mandatorily redeemable convertible
  preferred stock warrants..................................                        147
                                                                -------        --------
         Total mandatorily redeemable convertible preferred
           stock............................................      3,459          11,350
                                                                -------        --------
Shareholders' equity (deficit):
  Preferred stock, 30,000,000 shares authorized:
    Series A convertible preferred stock, $0.01 par value;
     1,500,000 shares authorized, issued and outstanding;
     aggregate liquidation preference of $1,500.............         15              15
  Common stock, $0.01 par value; 70,000,000 shares
    authorized; 1,200,000, 2,081,974 and 17,135,885 shares
    issued and outstanding at December 31, 1997 and 1998 and
    September 30, 1999, respectively........................         12              21            171
  Additional paid-in capital................................        392           4,263         65,945
  Unearned compensation.....................................                     (1,961)        (3,012)
  Notes receivable from shareholders (including $20 from a
    director)...............................................        (28)           (228)          (220)
  Accumulated deficit.......................................     (4,033)        (12,997)       (25,668)
                                                                -------        --------        -------
         Total shareholders' equity (deficit)...............     (3,642)        (10,887)        37,216
                                                                -------        --------        -------
Total liabilities, mandatorily redeemable convertible
  preferred stock and shareholders' equity (deficit)........    $   938        $  2,469        $42,112
                                                                =======        ========        =======

                                IMAGEX.COM, INC.

                PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                 YEAR ENDED                NINE MONTHS ENDED
                                                DECEMBER 31,                 SEPTEMBER 30,
                                         ---------------------------   -------------------------
                                          1996      1997      1998        1998          1999
                                         -------   -------   -------   -----------   -----------
                                                                       (UNAUDITED)   (UNAUDITED)
Revenues...............................  $    79   $    87   $   968     $   614      $  6,646
Cost of sales..........................       99       100       998         657         4,986
                                         -------   -------   -------     -------      --------
     Gross profit (loss)...............      (20)      (13)      (30)        (43)        1,660
                                         -------   -------   -------     -------      --------
Operating expenses:
  General and administrative...........      146     1,285     3,549       2,309         6,550
  Sales and marketing..................              1,018     2,207       1,763         3,967
  Product development..................      300     1,316     2,750       2,080         2,256
  Amortization of unearned
     compensation......................                          380         135         1,542
                                         -------   -------   -------     -------      --------
          Total operating expenses.....      446     3,619     8,886       6,287        14,315
                                         -------   -------   -------     -------      --------
          Loss from operations.........     (466)   (3,632)   (8,916)     (6,330)      (12,655)
Other income:
  Interest income (expense), net.......        3        62       (48)        (39)          (16)
                                         -------   -------   -------     -------      --------
          Net loss.....................  $  (463)  $(3,570)  $(8,964)    $(6,369)     $(12,671)
                                         =======   =======   =======     =======      ========
Basic and diluted net loss per share...  $(13.60)  $(14.14)  $(12.25)    $ (9.67)     $  (3.67)
                                         =======   =======   =======     =======      ========

     (c) EXHIBITS

Exhibit
Number           Description
------           -----------
 2.1             Agreement and Plan of Merger dated November 17, 1999 among
                 ImageX.com, Inc., Orcas Acquisition Corp. and Printbid.com,
                 Inc.*

 2.2             First Amendment to Agreement and Plan of Merger dated November
                 30, 1999, among ImageX.com, Inc., Orcas Acquisition Corp. and
                 Printbid.com, Inc.*

* Previously filed.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            IMAGEX.COM, INC.


Dated:  February 7, 2000                   By: /s/ Robin L. Krueger
                                               ---------------------------------
                                               Robin L. Krueger
                                               Chief Financial Officer

                                INDEX TO EXHIBITS


Exhibit
Number           Description
------           -----------

 2.1             Agreement and Plan of Merger dated November 17, 1999 among
                 ImageX.com, Inc., Orcas Acquisition Corp. and Printbid.com,
                 Inc.*

 2.2             First Amendment to Agreement and Plan of Merger dated November
                 30, 1999, among ImageX.com, Inc., Orcas Acquisition Corp. and
                 Printbid.com, Inc.*

* Previously filed.